BlackRock Funds (the "Registrant"):  BlackRock Midcap Index Fund
(the "Fund")

77Q1(a):
Copies of any material amendments to the Registrant's charter or by-laws

Attached please find as an exhibit to Sub-Item 77Q1(a) of Form
N-SAR, a copy of the Registrant's Certification of Classification of Shares with respect to the Fund filed with the Commonwealth of Massachusetts.



BLACKROCK FUNDSSM
(A Massachusetts Business Trust)
CERTIFICATION OF CLASSIFICATION OF SHARES
      The undersigned, Secretary of the BlackRock FundsSM (the "Fund"), does hereby certify that at a meeting of the Board of Trustees duly held on February 20, 2015, the following resolutions were approved by the Trustees of the Fund and that said resolutions continue in full force and effect as of the date hereof:
      RESOLVED, that pursuant to Article V of the
Fund's Declaration of Trust, an unlimited number of authorized, unissued and unclassified shares of beneficial interest of the Fund be, and hereby are,
classified into two separate classes of shares with
the designations SSSS-3 and SSSS-18, representing
interests in the Institutional and Class K Shares, respectively, of the BlackRock Midcap Index Fund (the
"New Portfolio");
      FURTHER RESOLVED, that all consideration received
by the Fund for the issue or sale of all Institutional
Shares and Class K Shares of the New Portfolio, shall
be invested and reinvested with the consideration
received by the Fund for the issue and sale of all
other shares of the New Portfolio, together with all
income, earnings, profits and proceeds thereof,
including (i) any proceeds derived from the sale,
exchange or liquidation thereof, (ii) any funds or
payments derived from any reinvestment of such
proceeds in whatever form the same may be, and (iii)
any general assets of the Fund allocated to shares of
the New Portfolio by the Board of Trustees in
accordance with the Fund's Declaration of Trust; and
each share class of the New Portfolio shall share on
the basis of relative net asset values (or on such
other basis established by the Trustees or officers of
the Fund) with such other classes of shares in the New Portfolio in such consideration and other assets, income, earnings, profits and proceeds thereof,
including any proceeds derived from the sale, exchange
or liquidation thereof, and any assets derived from
any reinvestment of such proceeds in whatever form;
      FURTHER RESOLVED, that in determining the income attributable to each share of each particular share class of the New Portfolio: any general expenses and liabilities of the Fund allocated by the Board of
Trustees to the portfolios of the Fund shall be
allocated among all portfolios on the basis of
relative net asset values (or on such other basis
established by the Trustees or officers of the Fund),
and any expenses and liabilities of the Fund allocated
by the Board of Trustees to a particular portfolio
shall be allocated among the share classes included in
such portfolio on the basis of relative net asset
values (or on such other basis established by the
Trustees or officers of the Fund), except that to the
extent permitted by rule or order of the Securities
and Exchange Commission:
      (a)	only shares of Class A-1, Class B-1, Class
C-1, Class E-1, Class I-1, Class J-1, Class O-1, Class
P-1, Class Q-1, Class T-1, Class V-1, Class Z-1, Class
DD-1, Class EE-1, Class HH-1, Class II-1, Class OO-1,
Class UU-1, Class BBB-1, Class CCC-1, Class EEE-1,
Class FFF-1, Class GGG-1, Class HHH-1 and Class III-1
shall bear all:  (1) expenses and liabilities relating
to Service Shares payable under the Fund's
Distribution and Service Plan; and (2) other expenses
and liabilities directly attributable to such shares
which the Board of Trustees determines should be borne
solely by such shares;
       (b)	only shares of Class A-2, Class B-2, Class
C-2, Class E-2, Class I-2, Class J-2, Class O-2, Class
P-2, Class Q-2, Class T-2, Class V-2, Class Z-2, Class
DD-2, Class EE-2, Class HH-2, Class II-2, Class OO-2,
Class UU-2, Class BBB-2, Class CCC-2, Class EEE-2,
Class FFF-2, Class GGG-2, Class HHH-2, Class III-2,
Class XXX-2, Class YYY-2, Class ZZZ-2, Class AAAA-2,
Class BBBB-2, Class CCCC-2, Class DDDD-2, Class HHHH-
2, Class IIII-2, Class JJJJ-2, Class KKKK-2, Class
LLLL-2, Class MMMM-2, Class NNNN-2 and Class OOOO-2
shall bear all:  (1) expenses and liabilities relating
to Investor A Shares payable under the Fund's
Distribution and Service Plan; and (2) other expenses
and liabilities directly attributable to such shares
which the Board of Trustees determines should be borne
solely by such shares;
      (c)	only shares of Class A-3, Class B-3, Class
C-3, Class E-3, Class I-3, Class J-3, Class O-3, Class
P-3, Class Q-3, Class T-3, Class V-3, Class Z-3, Class
DD-3, Class EE-3, Class HH-3, Class II-3, Class OO-3,
Class UU-3, Class BBB-3, Class CCC-3, Class EEE-3,
Class FFF-3, Class GGG-3, Class HHH-3, Class III-3,
Class XXX-3, Class YYY-3, Class ZZZ-3, Class AAAA-3,
Class BBBB-3, Class CCCC-3, Class DDDD-3, Class EEEE-
3, Class HHHH-3, Class IIII-3, Class JJJJ-3, Class
KKKK-3, Class LLLL-3, Class MMMM-3, Class NNNN-3,
Class OOOO-3 and Class SSSS-3 shall bear all:  (1)
expenses and liabilities relating to Institutional
Shares payable under the Fund's Distribution and
Service Plan; and (2) other expenses and liabilities
directly attributable to such shares which the Board
of Trustees determines should be borne solely by such
shares;
      (d)	only shares of Class A-4, Class B-4, Class
C-4, Class E-4, Class I-4, Class J-4, Class O-4, Class
P-4, Class Q-4, Class T-4, Class V-4, Class Z-4, class
DD-4, Class EE-4, Class HH-4, Class II-4, Class OO-4,
Class UU-4, Class BBB-4, Class CCC-4, Class EEE-4,
Class FFF-4, Class GGG-4, Class HHH-4 and Class III-4
shall bear all:  (1) expenses and liabilities relating
to Investor B Shares payable under the Fund's
Distribution and Service Plan; and (2) other expenses
and liabilities directly attributable to such shares
which the Board of Trustees determines should be borne
solely by such shares;
       (e)	only shares of Class A-5, Class B-5, Class
C-5, Class E-5, Class I-5, Class J-5, Class O-5, Class
P-5, Class Q-5, Class T-5, Class V-5, Class Z-5, Class
DD-5, Class EE-5, Class HH-5, Class II-5, Class OO-5,
Class UU-5, Class BBB-5, Class CCC-5, Class EEE-5,
Class FFF-5, Class GGG-5, Class HHH-5, Class III-5,
Class XXX-5, Class YYY-5, Class ZZZ-5, Class AAAA-5,
Class BBBB-5, Class CCCC-5, Class DDDD-5, Class HHHH-
5, Class IIII-5, Class JJJJ-5, Class KKKK-5, Class
LLLL-5, Class MMMM-5, Class NNNN-5 and Class OOOO-5
shall bear all:  (1) expenses and liabilities relating
to Investor C Shares payable under the Fund's
Distribution and Service Plan; and (2) other expenses
and liabilities directly attributable to such shares
which the Board of Trustees determines should be borne
solely by such shares;
      (f)	only shares of Class P-6, Class AAA-6, Class
FFFF-6, Class GGGG-6 and Class HHH-6 shall bear all:
(1) expenses and liabilities relating to BlackRock
Shares payable under the Fund's Distribution and
Service Plan; and (2) other expenses and liabilities
directly attributable to such shares which the Board
of Trustees determines should be borne solely by such
shares;
      (g)	only shares of Class A-7 and Class C-7 shall
bear all:  (1) expenses and liabilities relating to HL
Shares payable under the Fund's Distribution and
Service Plan; and (2) other expenses and liabilities
directly attributable to such shares which the Board
of Trustees determines should be borne solely by such
shares;
      (h)	only shares of Class E-13, Class P-13, Class
T-13, Class DD-13, Class EE-13, Class HH-13, Class II-
13, Class OO-13, Class UU-13, Class BBB-13, Class CCC-
13, Class EEE-13, Class FFF-13, Class GGG-13, Class
HHH-13 Class III-13 and Class XXX-13 shall bear all:
(1) expenses and liabilities relating to Class R
Shares payable under the Fund's Distribution and
Service Plan; and (2) other expenses and liabilities
directly attributable to such shares which the Board
of Trustees determines should be borne solely by such
shares;
      (i)	only shares of Class EEEE-17 shall bear all:
(1) expenses and liabilities relating to Institutional
Daily Shares payable under the Fund's Distribution and
Service Plan; and (2) other expenses and liabilities
directly attributable to such shares which the Board
of Trustees determines should be borne solely by such
shares;
      (j)	only shares of Class SSSS-18 shall bear all:
(1) expenses and liabilities relating to Class K
Shares payable under the Fund's Distribution and Service Plan; and (2) other expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;
      FURTHER RESOLVED, that except as otherwise provided by these resolutions, each share of the New
Portfolio shall have all the preferences, conversion and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption as set forth in the Fund's Declaration of Trust and shall have the same voting powers, provided that: (i) when expressly required by law, or when otherwise permitted by the Board of Trustees acting in its sole discretion, shares shall be voted by individual class and/or series; and (ii) only shares of the respective class, classes and/or series, as the case may be, affected by a matter shall be entitled to vote on such matter, and provided further that without affecting any provisions in the Fund's Declaration of Trust, shares of each class shall be subject to the express right of the Fund to redeem shares of such class at any time if the Trustees determine in their sole discretion and by majority vote that failure to so redeem may have adverse consequences to the holders of the shares of such class, and upon such redemption the holders of the shares so redeemed shall have no further right with respect thereto other than to receive payment of the redemption price;
      FURTHER RESOLVED, that each share of the New
Portfolio issued for the purchase price established in the New Portfolio's Prospectus will be validly issued, fully paid and non-assessable; and
      FURTHER RESOLVED, that the proper officers of the Fund be, and each of them hereby is, authorized and empowered to execute, deliver and file any and all documents, instruments, papers and writings, including but not limited to the Certificate of Classification of Shares to be filed with the Secretary of State of the Commonwealth of Massachusetts and the Clerk of the City of Boston, and to do any and all other acts, including but not limited to modifying the foregoing resolutions upon advice of Fund counsel prior to filing said Certificate of Classification of Shares, in the name of the Fund and the Board of Trustees and on their behalf, as said officer determines is necessary or desirable in connection with or in furtherance of the foregoing resolutions, such determination to be conclusively evidenced by said officer taking any such actions.

            Witness my hand and seal this 4th day of  May, 2015.

/s/ Benjamin Archibald
	Secretary